EXHIBIT 99.1

NEWS RELEASE

DuPont Announces Reverse Stock Split and Reaffirms 2026 Financial Guidance

WILMINGTON, Del., May 26, 2026 – DuPont (NYSE: DD) today announced that its Board of Directors has approved a reverse stock split of the Company’s common stock, par value $0.01 per share, at a ratio of 1-for-3 as well as a reduction in the number of authorized shares of its common stock by a corresponding ratio (the “Reverse Stock Split”).

The Reverse Stock Split was approved by stockholders at the Company’s 2026 Annual Meeting of Stockholders held on May 21, 2026, and is expected to become effective at 12:01 a.m. Eastern Time on June 24, 2026. DuPont’s common stock is expected to begin trading on a split-adjusted basis on the New York Stock Exchange on June 24, 2026 under the existing ticker symbol "DD" with a new CUSIP number of 26614N 201.

At the effective time of the Reverse Stock Split, every three issued and outstanding shares of DuPont common stock will be automatically combined into one share of common stock. In addition, the total number of shares of the Company’s common stock authorized for issuance will be reduced from 1,666,666,667 to 555,555,556. If the Reverse Stock Split were implemented as of May 22, 2026, the total number of outstanding shares would be reduced proportionately from approximately 405,058,202 to approximately 135,019,401, subject to adjustment for fractional shares.

No fractional shares will be issued in connection with the Reverse Stock Split. Stockholders who would otherwise be entitled to receive fractional shares will receive a cash payment from Computershare Trust Company, N.A., the Company’s transfer agent, in lieu thereof. Proportionate adjustments will be made to the number of shares underlying the Company’s outstanding equity awards, including stock options and restricted stock units, and to the exercise or conversion prices of such instruments. Similar adjustments will be made to outstanding warrants and other convertible securities.

The Reverse Stock Split will not affect any stockholder’s proportionate ownership interest in the Company, except for adjustments resulting from the treatment of fractional shares.

Stockholders holding shares in book-entry form or through a bank, broker, or other nominee will have their holdings automatically adjusted to reflect the Reverse Stock Split. Stockholders holding physical certificates will receive instructions from the Company’s transfer agent regarding exchange procedures.

The Company today also reaffirmed its second quarter and full year 2026 financial guidance for net sales, operating EBITDA and adjusted EPS, and intends to present its per share metrics, including earnings per share, on a split-adjusted basis when reported. Below represents our adjusted earnings per share guidance, giving effect to the Reverse Stock Split which results in a weighted average diluted share count for the second quarter and full year 2026 of approximately 137 million shares:

	2Q’26E	Full Year 2026E
Adjusted EPS(1) – Prior Guidance	~$0.59	$2.35 - $2.40
Adjusted EPS(1) – Effect of Reverse Stock Split	~$1.75	$7.02 - $7.16
(1)Adjusted Earnings Per Share is a non-GAAP measures and only reflects continuing operations. The Company has not provided forward-looking U.S. GAAP financial measures or a reconciliation of forward-looking non-GAAP financial measures to the most comparable U.S. GAAP financial measures on a forward-looking basis because the Company is unable to do so without unreasonable effort or expense, including due to the fact that the Company is unable to predict with reasonable certainty the ultimate outcome of certain future events. These events include, among others, the impact of portfolio changes, including asset sales, mergers, acquisitions, and divestitures; contingent liabilities related to litigation, environmental and indemnifications matters; impairments and discrete tax items. These items are uncertain, depend on various factors, and could have a material impact on U.S. GAAP results for the guidance period. The most directly comparable U.S. GAAP financial measure to Adjusted Earnings Per Share is Earnings Per Share.

About DuPont
DuPont (NYSE: DD) is a global innovation leader, providing advanced solutions that help transform industries and improve everyday life across our key markets of healthcare, water, construction, and industrial. More information about the company, its businesses and solutions can be found at www.dupont.com. Investors can access information included on the Investor Relations section of the website at investors.dupont.com.

DuPontTM and all products, unless otherwise noted, denoted with TM, SM or ® are trademarks, service marks or registered trademarks of affiliates of DuPont de Nemours, Inc.

For further information contact: DuPont Investors: Ann Giancristoforo ann.giancristoforo@dupont.com +1 989-294-5890	Media: Dan Turner daniel.a.turner@dupont.com +1 302-299-7628

Cautionary Statement Regarding Forward-Looking Statements
This communication contains “forward-looking statements” within the meaning of the federal securities laws, including Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. In this context, forward-looking statements often address expected future business and financial performance and financial condition, and often contain words such as “expect,” “anticipate,” “intend,” “plan,” “believe,” “seek,” “see,” “will,” “would,” “target, “outlook,” “stabilization,” “confident,” “preliminary,” “initial,” and similar expressions and variations or negatives of these words. All statements, other than statements of historical fact, are forward-looking statements, including statements regarding outlook, expectations and guidance.  Forward-looking statements address matters that are, to varying degrees, uncertain and subject to risks, uncertainties, and assumptions, many of which that are beyond DuPont’s control, that could cause actual results to differ materially from those expressed in any forward-looking statements.

Forward-looking statements are not guarantees of future results. You should not place undue reliance on forward-looking statements, which speak only as of the date they are made. DuPont assumes no obligation to publicly provide revisions or updates to any forward-looking statements whether as a result of new information, future developments or otherwise, should circumstances change, except as otherwise required by securities and other applicable laws.

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